Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares of Ocean Capital Acquisition Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of November 13, 2026.

Dated: November 13, 2026

WESTCHESTER CAPITAL MANAGEMENT, LLC

By:	/s/ CaSaundra Wu
	Name:	CaSaundra Wu
	Title:	Chief Compliance Officer

WESTCHESTER CAPITAL PARTNERS, LLC

By:	/s/ CaSaundra Wu
	Name:	CaSaundra Wu
	Title:	Chief Compliance Officer

VIRTUS INVESTMENT ADVISERS, LLC

By:	/s/ James Sena
	Name:	James Sena
	Title:	Chief Compliance Officer

THE MERGER FUND

By:	/s/ Daphne Chisolm
	Name:	Daphne Chisolm
	Title:	Vice President, Counsel and Assistant Secretary